                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant / /

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                 ADAPTEC, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

         $

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                (ADAPTEC LOGO)

                                                    July 14, 1995

                              TO OUR SHAREHOLDERS:

     You are cordially invited to attend our 1995 Annual Meeting of Shareholders which will be held on Thursday, August 24, 1995 at 9:30 a.m., local time, at our offices located at 500 Yosemite Drive, Milpitas, California. The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement set forth the business to be conducted at this year's meeting.

     As Adaptec has recently announced, I have decided to retire as Chief Executive Officer of Adaptec -- a step I have been contemplating for some time now -- and the Board of Directors has promoted Grant Saviers, formerly our President and Chief Operating Officer, to be my successor.

     I want to thank our shareholders for their support during my tenure and express my strong endorsement of Grant as your new Chief Executive Officer. He has amply demonstrated his capabilities in the period that he has served as President and Chief Operating Officer of Adaptec. I know he will do an excellent job in leading the Company into the new century.

     My involvement with Adaptec will not come to an end with this transition. I will continue to serve as Chairman of the Board and, in addition, will remain as an employee of the Company.

     Let me urge you to join me at the Annual Meeting in welcoming Grant as your new Chief Executive Officer.

                                          Very truly yours,

                                          John G. Adler
                                          Chairman of the Board

     I look forward to meeting many of you at our Annual Meeting on August 24 and to the opportunities that lie ahead for Adaptec. We have had great success in recent years and I intend to devote myself wholeheartedly to continuing those successes.

     On behalf of Adaptec, our shareholders and our employees, I want to express my gratitude to John Adler for leading the Company these past 10 years. We have compiled a record that is the envy of many. Much of that success has been due to John's extraordinarily capable leadership and vision. I am personally pleased that he will continue to be actively involved with Adaptec and look forward to his continued coaching and support.

     I hope that you will be able to join us at the Annual Meeting to express your gratitude to John Adler personally for a job exceptionally well done.

                                          Very truly yours,

                                          F. Grant Saviers
                                          Chief Executive Officer

                                 ADAPTEC, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 24, 1995

To The Shareholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Adaptec, Inc. (the "Company"), a California corporation, will he held on August 24, 1995 at 9:30 a.m., local time, at the Company's office located at 500 Yosemite Drive, Milpitas, California 95035, for the following purposes:

          1. To elect the following directors to serve for the ensuing year and until their successors are elected: John G. Adler; Laurence B. Boucher; Robert J. Loarie; B.J. Moore; W. Ferrell Sanders; F. Grant Saviers; and Phillip E. White.

          2. To ratify and approve an amendment to the Company's Amended and Restated 1990 Stock Plan to increase automatically each year the number of shares reserved for issuance under the plan by 4.25% of the Common Stock outstanding as of April 1 of each year starting in 1995 and ending in 2000 upon termination of the plan.

          3. To ratify and approve the appointment of Price Waterhouse LLP as the independent public accountants of the Company for the fiscal year ending March 31, 1996.

          4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on June 30, 1995 are entitled to notice of and to vote at the Annual Meeting.

     All shareholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mark, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the Annual Meeting may vote in person even if he or she returned a proxy.

                                          By Order of the Board of Directors

                                          Henry P. Massey, Jr.
                                          Secretary

Milpitas, California
July 14, 1995

                             YOUR VOTE IS IMPORTANT

     To assure your representation at the Annual Meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope, which requires no postage if mailed in the United States.

                                 ADAPTEC, INC.

                                PROXY STATEMENT

GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors of Adaptec, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held August 24, 1995 at 9:30 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's office located at 500 Yosemite Drive, Milpitas, California 95035. The Company's telephone number at that location is (408) 945-8600.

     These proxy solicitation materials were mailed on or about July 14, 1995 to all shareholders entitled to vote at the Annual Meeting.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company Attention:
Christopher G. O'Meara, Inspector of Elections, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. The mere presence at the Annual Meeting of the shareholder who has appointed a proxy will not revoke the prior appointment. If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the proxy card, or if no instructions are indicated, will be voted FOR the slate of directors described herein, for Proposals Two and Three, and as to any other matter that may be properly brought before the Annual meeting, in accordance with the judgment of the proxy holders.

VOTING AND SOLICITATION

     Every shareholder voting for the election of directors may cumulate such shareholder's votes and either give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such shareholder or distribute the shareholder's votes on the same principle among as many candidates as the shareholder thinks fit, provided that votes cannot be cast for more than seven candidates. However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination before the voting and the shareholder, or any other shareholder, has given notice at the Annual Meeting, prior to the voting, of the intention to cumulate the shareholder's votes. If anyone shareholder gives such notice, all shareholders may cumulate their votes. On all other matters, each share has one vote.

     The seven nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote shall be elected as directors. On each other matter, the affirmative vote of a majority of the votes cast is required under California law for approval. For this purpose, the "votes cast" are defined under California law to be the shares of the Company's Common Stock represented and voting in person or by proxy at the Annual Meeting. In addition, the affirmative votes must constitute at least a majority of the required quorum, which quorum is a majority of the shares outstanding on the record date for the meeting. Votes that are cast against a proposal will be counted for purposes of determining (i) the presence or absence of a quorum and
(ii) the total number of votes cast with respect to the proposal. While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions in the counting of votes with respect to a proposal, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of votes cast with respect to the proposal. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of votes cast with respect to a proposal. An automated system administered by the Company's transfer agent tabulates the votes. Each proposal is tabulated separately.

     All costs associated with soliciting proxies will be borne by the Company. The Company has retained the services of Skinner & Co. to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners. The Company estimates that it will pay Skinner & Co. a fee not to exceed $3,500 for its services and will reimburse them for certain out-of-pocket expenses that are usual and proper. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, facsimile or telegram.

     Only shareholders of record at the close of business on June 30, 1995 are entitled to notice of and to vote at the Annual Meeting. As of June 30, 1995, 51,610,403 shares of the Company's Common Stock were issued and outstanding.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

NOMINEES

     The Bylaws of the Company presently provide that there shall be seven directors. A board of seven directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's seven nominees named below, all of whom are presently directors of the Company. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. Management has no reason to believe that any of the nominees will be unable or unwilling to serve if elected. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them so that the election of as many of the nominees listed below as possible is assured under cumulative voting. In this event, the specific nominees to be voted for will be determined by the proxy holders. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his successor has been elected and qualified.

     All nominees are presently directors of the Company. All nominees were last elected at the Annual Meeting of Shareholders held on August 25, 1994.

     The names of the nominees, their ages as of the date of this proxy statement and certain information about them are set forth below:

                                                                                         DIRECTOR
NAME OF NOMINEE              AGE                  PRINCIPAL OCCUPATION                    SINCE
- ---------------              ---                  --------------------                   --------
John G. Adler..............  58    Chairman of the Board of Directors                      1986
Laurence B. Boucher........  52    President and Chief Executive Officer of Auspex         1981
                                   Systems, Inc., a company engaged in developing and
                                   marketing computer network file servers
Robert J. Loarie...........  52    General partner of Morgan Stanley Venture               1981
                                   Partners, L.P., a venture capital firm
B.J. Moore.................  59    Independent management consultant                       1984
W. Ferrell Sanders.........  58    General partner of Asset Management Co., a venture      1982
                                   capital and investment management firm
F. Grant Saviers...........  50    President and Chief Executive Officer of the            1992
                                   Company
Phillip E. White...........  52    Chairman of the Board of Directors, President and       1993
                                   Chief Executive Officer of Informix Software,
                                   Inc., a company engaged in development and
                                   marketing of database software

     Except as set forth below, each of the nominees has been engaged in his principal occupation described above during the past five years. There is no family relationship between any director or executive officer of the Company.

     Mr. Adler served as President of the Company from May 1985 to August 1992, as Chief Executive Officer from December 1986 to July 1995, as a director since February 1986 and as Chairman of the Board of Directors since May 1990.

     Mr. Boucher has served as President, Chief Executive Officer and a director of Auspex Systems, Inc., a manufacturer of computer systems, since December 1987. He is a founder of the Company and served as Chairman of the Board of Directors from May 1981 to May 1990 and as Chief Executive Officer from May 1981 to December 1986.

     Mr. Loarie has, since August 1992, served as a principal of Morgan Stanley & Co. Incorporated, a diversified investment firm, and as a general partner of Morgan Stanley Venture Partners, L.P. and Morgan Stanley Venture Partners III, L.P., venture capital investment partnerships. Prior to that time and for more than the previous five years, Mr. Loarie was a general partner of Weiss, Peck & Greer, an investment management firm, and of several venture capital partnerships affiliated with Weiss Peck & Greer.

     Mr. Moore is an independent management consultant. Mr. Moore served as President of Outlook Technology, Inc., a company engaged in the development, manufacture and marketing of digital test instrumentation, from February 1986 to July 1991. Mr. Moore is also a director of Dionex Inc.

     Mr. Sanders has served as a general partner of Asset Management Co. since February 1989 and served as a senior associate of Asset Management Co. from March 1987 to February 1989. Mr. Sanders is also a director of Solectron Corporation and through September 1994 was a director of Sunward Technologies.

     Mr. Saviers has served as Chief Executive Officer of the Company since July 1995 and as President since August 1992 and was Chief Operating Officer from August 1992 to July 1995. Prior to joining the Company, Mr. Saviers was employed with Digital Equipment Corporation for more than five years, last serving as Vice President of its personal computer systems and peripherals operation.

     Mr. White has served as President, Chief Executive Officer, and Chairman of the Board of Informix Software, Inc., a software company, since January 1989. Prior to that time and for more than the last five years, Mr. White was President of Wyse Technology, Inc., a manufacturer of computers and computer terminals. Mr. White is also a director of Informix Software.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of seven meetings during the fiscal year ended March 31, 1995. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee.

     The Audit Committee of the Board of Directors consists of Messrs. Adler, Loarie and Sanders and held five meetings during the last fiscal year. The Audit Committee recommends engagement of the Company's independent accountants and is primarily responsible for approving the services performed by the Company's independent accountants and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

     The Compensation Committee of the Board of Directors consisted of Messrs. Boucher, Moore and White held three meetings during the last fiscal year. The Compensation Committee establishes the Company's executive compensation policy, determines the salary and bonuses of the Company's executive officers and recommends to the Board of Directors stock option grants for executive officers.

     The Nominating Committee consists of Messrs. Moore and Sanders. The Nominating Committee is responsible for reviewing qualifications for possible Board membership and recommending candidates for election to the Board of Directors. The Nominating Committee will consider nominees recommended by management and shareholders. Such recommendations may be delivered in writing to the attention of the Nominating Committee in care of the Secretary at the Company's principal executive offices. The Nominating Committee held no meetings during fiscal 1995.

     No director attended fewer than 75% of the sum of the total number of meetings of the Board of Directors or the total number of meetings of all committees of the Board of Directors on which that director served. See "Other Information -- Executive Compensation" for information on the compensation of non-employee directors.

DIRECTOR COMPENSATION

     Cash Compensation

     Non-employee directors receive $3,000 per fiscal quarter and $2,000 for each meeting of the Board of Directors attended other than telephonic meetings and are reimbursed for their expenses incurred in attending meetings of the Board of Directors. Directors do not receive compensation for committee or telephonic meetings. Employee directors do not receive additional compensation for attendance of Board Meetings.

     1990 Directors' Option Plan

     Non-employee directors also receive stock options under the Company's 1990 Directors' Option Plan (the "Directors' Plan"). The Directors' Plan was adopted and approved by the shareholders of the Company in 1990. A total of 700,000 shares of Common Stock have been reserved for issuance under the Directors' Plan, as it has been subsequently amended. The Directors' Plan provides for the grant of non-statutory stock options to non-employee directors of the Company. All eligible directors are granted an option to purchase 40,000 shares of Common Stock on the date on which such person first becomes a director, whether through election by the shareholders or appointment by the Board to fill a vacancy. On March 31 of each year, each non-employee director is granted an additional option to purchase 10,000 shares of Common Stock. All options become exercisable for 25% of the shares subject to the option on the first anniversary of the date of grant and for 6.25% of the shares subject to the option for each full calendar quarter thereafter that the optionee remains a director. The per share exercise price of options is established at the fair market value of the Company's Common Stock on the date the option is granted. All options granted under the Directors' Plan have a term of five years.

     Pursuant to the Directors' Plan, Directors Boucher, Loarie, Moore, Sanders and White were granted options to purchase 10,000 shares of Common Stock each on March 31, 1995 at an exercise price of $33.00 per share.

                                  PROPOSAL TWO

               APPROVAL OF AUTOMATIC YEARLY INCREASE IN ISSUABLE
                          SHARES UNDER THE STOCK PLAN

     The Company's Amended and Restated 1990 Stock Plan (the "Stock Plan") was adopted by the Board of Directors in May 1990 and approved by the shareholders in September 1990. A total of 11,500,000 shares of Common Stock are currently reserved for issuance under the Stock Plan.

     In May 1995, the Board of Directors approved an amendment to the Stock Plan which provides for an automatic annual increase in the number of shares reserved for issuance under the Stock Plan beginning in 1995 and continuing until the Stock Plan terminates in 2000. The Board believes that the automatic increase mechanism is in the best interests of the Company because it enables the Company to maintain an adequate and reasonable reserve of shares for issuance under the Stock Plan without the need to seek shareholder approval of increases in the shares available for issuance at each annual meeting. An adequate reserve of shares is important to the Company for two reasons. First and foremost, it is necessary to enable the Company to compete successfully with other companies to attract and retain valuable employees. The Company experiences intense competition for its employees, both from well established companies with more lucrative pay structures, and from recently formed companies that have the ability to offer significant stock ownership packages to prospective employees. Second, the Board of Directors believes that it is appropriate to have a substantial pool of options available for grant in connection with acquisitions that the Company may make from time-to-time. The ability to make such grants enhances the Company's ability to structure attractive offers to potential acquisition targets. The Board of Directors believes that the automatic annual increase percentage of 4.25% is reasonable and will provide an adequate number of shares in light of the Company's historical rates of usage through the termination of the Plan in 2000.

     As of May 31, 1995, without giving effect to the proposed amendment, a total of 11,500,000 shares had been reserved for issuance under the 1990 Stock Plan, of which options to purchase 4,770,919 shares were issued and outstanding and options to purchase 3,927,995 shares remained available for future grant. As of May 31, 1995, options to purchase 2,801,086 shares had been exercised at a weighted average exercise price of $5.2283 and the aggregate market value of shares underlying unexercised options was $71,984,334.

     The amendment to the Stock Plan provides that, on April 1 of each year beginning in 1995 and ending in 2000 when the Stock Plan will terminate, the number of shares reserved and available for grant under the

Stock Plan will be increased by a number of shares equal to 4.25% of the number of shares of the Company's Common Stock outstanding as of the last Saturday of March preceding each such April 1. For 1995, this amount is 2,193,900 shares, which is 4.25% of the 51,621,162 shares outstanding on March 25, 1995. Due to restrictions imposed by the Internal Revenue Code of 1986, as amended, the number of shares reserved for issuance pursuant to incentive stock options will remain at 11,500,000 unless further shareholder approval is obtained.

     The amendment will amend the first paragraph of Section 3 of the Stock Plan to read as follows:

          Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the total number of Shares reserved and available for distribution pursuant to awards made under the Plan shall be 11,500,000 Shares, increased each April 1, from and including April 1, 1995, by a number of Shares equal to 4.25% of the number of Shares outstanding as of the last Saturday of the March preceding each such April 1. The maximum number of Shares reserved and available for issuance pursuant to Incentive Stock Options is 11,500,000.

     A summary of the principal terms of the Stock Plan prior to the proposed amendment is included as Appendix A to this Proxy Statement.

     The following table sets forth certain information regarding options granted under the 1990 Stock Plan in fiscal year 1995:

                             AMENDED PLAN BENEFITS

                                                                      1990 STOCK PLAN(1)
                                                             ------------------------------------
                                                                                 NUMBER OF SHARES
                                                                                    GRANTED IN
                                                                  AVERAGE        FISCAL YEAR 1995
                                                                 PER SHARE          UNDERLYING
            NAME OF INDIVIDUAL OF IDENTITY OF GROUP          EXERCISE PRICE(2)       OPTIONS
    -------------------------------------------------------  -----------------   ----------------
    John G. Adler..........................................       $ 19.50              200,000
    F. Grant Saviers.......................................         19.50              200,000
    John D. Hamm...........................................         19.50               50,000
    Paul G. Hansen.........................................         19.50               50,000
    Sam Kazarian...........................................         19.50               60,000
    Executive Officer Group (11 persons)...................         19.42              827,500
    Non-executive Director Group (5 persons)(3)............            --                   --
    Non-executive Officer Employee Group...................         20.75            1,084,500

- ---------------
(1) Future benefits are not determinable as the timing and amount of options to be granted in fiscal year 1995 will be at the discretion of the Compensation Committee and the Board of Directors. See "Executive Compensation and Other Matters -- Option Grants in Last Fiscal Year" for additional information regarding the above option grants.

(2) Represents the fair market value of the Common Stock on the date of grant, as determined by the Board of Directors in accordance with the Stock Plan. The closing price of the Company's Common Stock on June 30, 1995 was $37.00.

(3) Non-executive directors receive options under the Directors' Plan not the Stock Plan.

REQUIRED VOTE

     The affirmative vote of a majority of the votes cast will be required to approve the amendment to the Stock Plan set forth above.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE AMENDMENT TO THE STOCK PLAN.

                                 PROPOSAL THREE

                   RATIFICATION OF APPOINTMENT OF INDEPENDENT
                               PUBLIC ACCOUNTANTS

     The Audit Committee of the Board of Directors has selected Price Waterhouse LLP, independent public accountants, to audit the financial statements of the Company for the current fiscal year ending March 31, 1996 and recommends that the shareholders ratify this selection. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Representatives of Price Waterhouse LLP are expected to be available at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

     Arthur Andersen & Co., independent public accountants, audited the financial statements of the Company for the fiscal year ended March 31, 1994. The Company dismissed Arthur Andersen & Co. as its auditors on May 3, 1994, upon the recommendation of the Audit Committee of the Board of Directors. There were no disagreements with Arthur Andersen & Co. within the meaning of applicable rules and regulations of the Securities and Exchange Commission on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure in connection with the audits of the Company's financial statements for the fiscal years ended March 31, 1993 or 1994, which disagreements if not resolved to their satisfaction would have caused Arthur Andersen & Co. to issue an adverse opinion or a disclaimer of opinion, and neither report contained an adverse opinion or disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

     The table below sets forth information for the three most recently completed fiscal years concerning the compensation of the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company in the fiscal year ended March 31, 1995:

                           SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM
                                                                       COMPENSATION
                                                                          AWARDS
                                                 ANNUAL COMPENSATION   ------------
                                                 -------------------    SECURITIES
                                        FISCAL    SALARY     BONUS      UNDERLYING        ALL OTHER
     NAME AND PRINCIPAL POSITION         YEAR      ($)       ($)(1)     OPTIONS(#)    COMPENSATION($)(2)
- --------------------------------------  ------   --------   --------   ------------   ------------------
John G. Adler,........................   1995    $450,000   $625,000      200,000           $3,720
  Chairman and former Chief Executive    1994     420,000    315,000      160,000            3,720
  Officer                                1993     366,934    375,000      150,000            3,720
F. Grant Saviers......................   1995     350,000    475,000      200,000            2,780
  President, Chief Executive Officer
     and                                 1994     310,000    235,000       80,000            1,260
  Chief Operating Officer                1993     150,769    125,000      320,000            1,260
John D. Hamm..........................   1995     215,000    322,500       50,000               48
  Vice President and General Manager     1994     180,000    135,000       50,000               36
                                         1993     154,913    155,000       15,000              112
Paul G. Hansen........................   1995     222,115    291,058       50,000            1,260
  Vice President, Finance and Chief      1994     190,000    145,000       40,000            1,260
  Financial Officer                      1993     167,967    150,000       20,000              780
Sam Kazarian..........................   1995     200,000    270,000       60,000            2,280
  Vice President, Operations             1994     174,615    110,000       40,000            2,280
                                         1993     164,365    165,000       15,000            1,247

- ---------------
(1) In each case, the fiscal year 1995 bonus amounts include an amount equal to one-half of the individual's base salary for fiscal year 1995 that has been accrued by the Company in fiscal year 1995 but will be paid as to 50% of such amount at the end of each of fiscal years 1996 and 1997 only if the individual remains in the employ of the Company as of such dates.

(2)  Life insurance premiums.

     The table below provides the specified information concerning grants of options to purchase the Company's Common Stock made during the fiscal year ended March 31, 1995 to the persons named in the Summary Compensation Table:

                       OPTION GRANTS IN LAST FISCAL YEAR

                            INDIVIDUAL GRANTS(1)
- ----------------------------------------------------------------------------        POTENTIAL REALIZABLE
                         NUMBER OF                                                    VALUE AT ASSUMED
                         SECURITIES   % OF TOTAL                                    ANNUAL RATES OF STOCK
                         UNDERLYING    OPTIONS                                       PRICE APPRECIATION
                          OPTIONS     GRANTED TO    EXERCISE OR                     FOR OPTION TERM(2)(3)
                          GRANTED    EMPLOYEES IN   BASE PRICE    EXPIRATION   -------------------------------
         NAME               (#)      FISCAL YEAR      ($/SH)         DATE          5%($)            10%($)
- -----------------------  ---------   ------------   -----------   ----------   --------------   --------------
John G. Adler..........   200,000        10.4         $ 19.50       8/25/04    $    2,574,856   $    6,410,126
F. Grant Saviers.......   200,000        10.4           19.50       8/25/04         2,574,856        6,410,126
John D. Hamm...........    50,000         2.6           19.50       8/25/04           643,714        1,602,532
Paul G. Hansen.........    50,000         2.6           19.50       8/25/04           643,714        1,602,532
Sam Kazarian...........    60,000         3.1           19.50       8/25/04           772,457        1,923,038
All Shareholders.......       N/A         N/A             N/A           N/A     1,072,486,039    2,717,890,191

- ---------------
(1) These options were granted pursuant to the Stock Plan. The option exercise prices are at the fair market value of the Company's Common Stock on the date of grant, determined in accordance with the plan. All options expire 10 years from the date of grant, are not transferable by the optionee (other than by will or the laws of descent and distribution), and are exercisable during the optionee's lifetime only by the optionee. The options become exercisable at the rate of 12.5% of the shares subject to the option six months after the date of grant and at the rate of 6.25% of the shares subject to the option at the end of each of the next 14 quarters. To the extent exercisable at the time of employment termination, options may be exercised for an additional three months unless termination is the result of total and permanent disability, in which case the options may be exercised within six months following termination, or unless termination is the result of death, in which case unvested options become exercisable to a maximum of 50,000 shares per individual and may be exercised within six months following death by the individual's estate or other successor. See "Proposal Two" and Appendix A for a description of other terms applicable to options granted under the Stock Plan.

(2) Potential gains are net of exercise price, but before taxes associated with exercise. The amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the optionholders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved and do not reflect the Company's estimate of future stock price growth.

(3) In the case of all shareholders, indicates the potential shareholder return over a ten-year period at the respective rate determined from the closing sales price on the Nasdaq National Market of $33.00 on March 31, 1995. On March 31, 1995, there were 51,677,301 shares of Common Stock issued and outstanding.

     The table below provides the specified information concerning the exercise of options to purchase the Company's Common Stock in the fiscal year ended March 31, 1995 and the unexercised options held as of March 31, 1995 by the persons named in the Summary Compensation Table.

    AGGREGATED OPTION EXERCISED IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                                 NUMBER OF SECURITIES         VALUE OF
                                                                      UNDERLYING             UNEXERCISED
                                                                     UNEXERCISED            IN-THE-MONEY
                                                                      OPTIONS AT             OPTIONS AT
                                                                     FY-END (#):             FY-END ($):
                              SHARES ACQUIRED   VALUE REALIZED       EXERCISABLE/           EXERCISABLE/
            NAME              ON EXERCISE(#)        ($)(1)          UNEXERCISABLE         UNEXERCISABLE(2)
- ----------------------------  ---------------   --------------   --------------------   ---------------------
John G. Adler...............       81,250         $1,450,078         99,999/338,125     $1,746,464/$5,497,695
F. Grant Saviers............       59,090          1,222,254        156,605/338,852      3,201,826/ 5,804,821
John D. Hamm................       30,000            883,294         80,313/ 89,687      2,043,819/ 1,476,494
Paul G. Hansen..............       50,000          1,067,023         47,500/ 87,500      1,088,125/ 1,525,313
Sam Kazarian................       41,058            785,574         35,566/ 91,562        704,518/ 1,473,877

- ---------------
(1) Market value of underlying securities on date of exercise, minus the exercise or base price.

(2) Market value of underlying securities at fiscal year end, minus the exercise or base price.

CHANGE IN CONTROL ARRANGEMENTS

     The Stock Plan specifies certain treatment of stock options granted to officers, employees and consultants in the event of a change in control. See "Appendix A -- Summary of Amended and Restated 1990 Stock Plan -- Payments in Respect of Change of Control."

                      REPORT OF THE COMPENSATION COMMITTEE

OVERVIEW AND PHILOSOPHY

     The Compensation Committee (the "Committee") of the Board of Directors regularly reviews and approves all executive officer pay plans and develops recommendations for stock option grants for approval by the Board of Directors. These include the following major compensation elements: base salaries, annual cash incentives, stock options and various benefit plans.

     The Committee is composed of three independent, outside directors. It is the Committee's objective that executive compensation be directly determined by achievement of the Company's planned business performance. Specifically, the Company's executive compensation program is designed to reward exceptional performance that results in enhanced corporate and share values.

     The Committee retains independent compensation consultants to provide objective and expert advice in the review of executive compensation plans. Published industry pay survey data is also reviewed and relied upon in the Committee's assessment of appropriate compensation levels, including the Radford Management Survey and data from companies in the computer industry of comparable size and growth rate supplied by the Committee's compensation consultant, J. Richards & Co.

     The Committee recognizes that the industry sector in which the Company operates is both highly competitive and undergoing significant globalization with the result that there is substantial demand for qualified, experienced executive personnel. The Committee considers it crucial that the Company be assured of retaining and rewarding its top caliber executives who are essential to the attainment of the Company's ambitious long-term, global goals.

     For these reasons, the Committee believes the Company's executive compensation arrangements must remain competitive with those offered by other companies of similar size, scope, performance levels and complexity of operations, including some, but not all, of the companies comprising the NASDAQ Stock Market Index and the NASDAQ Computer Industry & DP Index.

CASH COMPENSATION

     The Committee believes that annual cash compensation should be paid commensurate with attained performance. For these reasons, the Company's executive cash compensation consists of "fixed" base compensation (salary) and variable incentive compensation (annual bonus). In addition in fiscal 1995, the Committee approved a special bonus based on a percentage of base salary payable contingent upon the executive's continued employment with the Company for up to two years.

     Base salaries for executive officers are established considering a number of factors, including the Company's continued, rapid growth and improved profitability; the executive's individual performance and measurable contribution to the Company's success; and pay levels of similar positions with comparable companies in the industry. The Committee supports the Company's compensation philosophy of moderate fixed compensation for elements such as base salary. Base salary decisions are made as part of the Company's structured annual review process. Generally, base salaries are maintained within the 50th to 75th percentile of salaries of similar size, high technology companies.

     Under the Executive Incentive Plan (EIP), an executive's annual bonus generally depends on three performance factors: the overall financial performance of the Company; the overall performance of the business unit or corporate division the executive is accountable for; and the executive's individual performance. The performance objectives of the Company and the business unit or corporate function derive from the Company's annual business plan that includes specific financial performance targets relating to revenue and profits growth for the fiscal year. The bonus plan provides no payment until threshold earnings per share (EPS) level and revenue targets are met. This is established each year on the basis of significantly exceeding the prior year's results. Longer-term strategic goals may also be incorporated for certain unit heads. Individual executive performance is measured against an annual incentive target which represents a percentage of base salary that the executive can earn as bonus compensation if performance warrants. This target percentage ranges from 35% to 60% of an executive's base salary. The incentive target is set at a higher percentage for more senior officers, with the result that the more senior executive officers have a higher percentage of their potential cash compensation at risk. If business plans are exceeded by 20% to 30%, executives can earn up to a maximum of 70% to 120% of their base salaries. The Committee annually reviews and approves specific bonus targets, maximums, and performance criteria for each executive. At its discretion, the Committee can also reduce total or individual bonus awards derived by the performance results formulae.

     The Committee also implemented at the end of fiscal year 1995 a special bonus program specifically directed at ensuring the retention of executive officers in the extremely competitive employment environment in which the Company operates. Under this program, executive officers received an additional cash bonus award for fiscal year 1995, payment of which is contingent on future service to the Company. The amount of this bonus is equal to 50% of the executive's base salary for fiscal year 1995, but the bonus will be paid, if at all, only as to 50% of the total bonus at the end of each of the 1996 and 1997 fiscal years, provided that the executive remains in the employ of the Company at the end of such fiscal year. The Committee believes that this bonus plan is both appropriate and desirable if the Company is to retain its executive officers in the face of recruiting attempts by other companies, including start-up companies which, although they typically pay lower salaries, are able to offer significant stock participation at much lower prices and at earlier stages of development than the Company.

STOCK OPTIONS

     The Committee recommends executive stock options under the Stock Plan to foster executive officer ownership and to provide direct linkage with shareholder interests. The Committee considers options previously granted, industry practices, the executive's accountability level, and assumed, potential stock value in the future when granting stock options. The Committee recommends option amounts to provide retention considering projected earnings to be derived from option gains based upon relatively aggressive assumptions relating to growth and earnings. In this manner, executive gains closely parallel those of other shareholders over the long-term. Therefore, the stock option program serves as an effective long-term incentive and retention tool for the Company's executives, as well as other key employees. The exercise prices of stock options granted to executive officers are equal to the market value of the stock on the date of grant. Therefore, stock options provide an incentive to executives to maximize the Company's profitable growth which ordinarily, over time, should be reflected in the price of the Company's stock. The Committee believes that the Company's stock option plan has been administered conservatively compared to other comparable, high performing companies in the high technology sector.

BENEFITS

     The Company provides benefits to the named executive officers that are generally available to all Company employees. The amount of executive level benefits and perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of total salary and bonus for fiscal year 1995, for any executive officer.

CHIEF EXECUTIVE OFFICER PERFORMANCE AND COMPENSATION

     In setting Mr. Adler's base salary and in determining his performance bonus for fiscal 1995, the Committee took note of the Company's sustained revenue and profit growth in recent years, especially the record fiscal year 1995. Both revenue and profit plan objectives were significantly exceeded. Revenue growth of 25% and 58% improvement in net income place the Company in the upper quartile of comparable companies in the computer industry. The Committee believes Mr. Adler, as Chairman and Chief Executive Officer, significantly contributed to this continued success. Based on this performance, the Committee recommended and the Board approved a 7% salary increase for fiscal year 1995, and a cash bonus of $400,000, which equals 89% of his fiscal year 1995 base salary. The Committee has estimated the resulting total cash compensation to equate to approximately the 75th percentile of chief executive officers of other companies of similar size and complexity in the industry as reported in the Radford Management Survey and in data from comparable companies supplied by the Committee's compensation consultant, J. Richards & Co. However, the Committee also has assured itself that both the Company's financial performance and share value improvement during the fiscal year and most recent years exceeded the 75th percentile of the industry. In addition, the Committee granted Mr. Adler a special retention bonus of $225,000. Though accrued by the Company in fiscal 1995, half of the bonus will be paid to Mr. Adler at the end of fiscal 1996 and half at the end fiscal 1997 if he is still in the employ of the Company at those times. The 200,000 share stock option grant made to Mr. Adler in fiscal year 1995 was made at fair market value and will vest over four years, thus acting as a retention device through fiscal year 1999. The Committee viewed this as an average size grant when compared to previous grants and current competitive practices.

     It is the opinion of the Committee that the aforementioned compensation policies and structures provide the necessary discipline to properly align the Company's corporate economic performance and the interest of the Company's shareholders with progressive and competitive executive compensation practices in an equitable manner.

                                          The Compensation Committee

                                          Lawrence B. Boucher, Chairman
                                          B.J. Moore
                                          Phillip E. White

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 1995 the Compensation Committee consisted of Lawrence B. Boucher, B.J. Moore and Phillip E. White. Mr. Boucher founded the Company and served as Chairman of the Board of Directors from May 1981 to May 1990 and as Chief Executive Officer from May 1981 to December 1986. See also "Certain Relationships and Related Transactions" regarding certain transactions between the Company and a company of which Mr. Boucher is an officer, director and shareholder.

                               PERFORMANCE GRAPH

                                                      3/90    3/91    3/92    3/93    3/94    3/95
                                                      ----    ----    ----    ----    ----    ----
ADAPTEC.............................................   100      54     143     237     337     614
NASDAQ STOCK MARKET -- U.S..........................   100     114     146     167     181     201
NASDAQ COMPUTER & DP................................   100     134     198     222     227     309

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities and Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the preceding Compensation Committee Report on Executive Compensation and the preceding Performance Graph shall not be incorporated by reference into any such filings; nor shall such Report or Graph be incorporated by reference into any future filings.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During fiscal 1995, the Company purchased approximately $234,742 of computer equipment in the ordinary course of business from Auspex Systems, Inc., a supplier of computer network file servers. Mr. Boucher is the Chief Executive Officer, a director and a shareholder of Auspex Systems, Inc. During the same period, the Company sold approximately $277,553 of integrated circuits to Auspex Systems, Inc. in the ordinary course of business.

            SECURITY OWNERSHIP OF MANAGEMENT; PRINCIPAL SHAREHOLDERS

     The table below sets forth as of May 31, 1995 certain information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than five percent (5%) of the outstanding shares of Common Stock; (ii) each director of the Company, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors and executive officers as a group.

                                                                      SHARES        APPROXIMATE
                                                                   BENEFICIALLY       PERCENT
                 NAME OF PERSON OR IDENTITY OF GROUP                 OWNED(1)          OWNED
    -------------------------------------------------------------  ------------     -----------
    FMR Corp.(2).................................................     7,841,640         15.2%
      82 Devonshire Street
      Boston, MA 02109-3614
    John G. Adler................................................       249,318            *
    Laurence B. Boucher..........................................        10,645            *
    John D. Hamm(3)..............................................       103,551            *
    Paul G. Hansen...............................................        63,125            *
    Sam Kazarian.................................................        58,537            *
    Robert J. Loarie.............................................        68,927            *
    B.J. Moore...................................................        47,910            *
    W. Ferrell Sanders...........................................        64,875            *
    F. Grant Saviers.............................................       240,306            *
    Phillip E. White.............................................        10,625            *
    All current directors and officers as a group (16 persons)...     1,100,527          2.1

- ---------------
  * Less than 1%

(1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons and entities named in the table have sole voting and sole investment power with respect to all shares of Common Stock beneficially owned. Amounts shown include the following number of shares, options for which are presently exercisable or will become exercisable within 60 days of May 31, 1995: Mr. Adler, 151,249; Mr. Boucher, 10,625; Mr. Hamm, 94,063; Mr. Hansen, 63,125; Sam Kazarian, 48,691; Mr.
    Loarie, 24,375; Mr. Moore, 26,875; Mr. Sanders, 26,875; Mr. Saviers, 197,248; Mr. White, 10,625; and all current officers and directors as a group, 796,627.

(2) Includes 7,109,400 shares beneficially owned by Fidelity Management & Research Company as a result of serving as investment advisor to various registered investment companies and 732,240 shares beneficially owned by Fidelity Management Trust Company as a result of serving as trustee or managing agent for various private investment accounts. FMR Corp. has sole voting power with respect to 213,040 shares and sole dispositive power with respect to 7,841,640 shares.

(3) Includes 5,333 shares held in the name of Mr. Hamm's wife.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended

March 31, 1995, all officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements.

                      DEADLINE FOR RECEIPT OF SHAREHOLDER
                        PROPOSALS -- 1996 ANNUAL MEETING

     Proposals of shareholders of the Company which are intended to be presented by such shareholders at the Company's 1996 Annual Meeting must be received by the Company no later than March 12, 1996, in order that they may be included in the proxy statement and proxy relating to that meeting.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Henry P. Massey, Jr.
                                          Secretary

Dated: July 14, 1995

                                   APPENDIX A

              SUMMARY OF THE AMENDED AND RESTATED 1990 STOCK PLAN

     The essential features of the Stock Plan are outlined below.

     Purpose. The purposes of the Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants of the Company and its subsidiaries and to promote the success of the Company's business.

     Administration. With respect to grants of options or stock rights to employees who are also officers or directors of the Company, the Stock Plan shall be administered by (i) the Board of Directors of the Company if the Board of Directors may administer the Stock Plan in compliance with Rule 16b-3 with respect to a plan intended to qualify under Rule 16b-3 as a discretionary plan or (ii) a committee designated by the Board of Directors to administer the Stock Plan, which committee shall be constituted in such a manner as to permit the plan to comply with Rule 16b-3 with respect to a plan intended to qualify thereunder as a discretionary plan. With respect to grants of options or stock rights to employees or consultants who are neither officers nor directors of the Company, the Stock Plan shall be administered by (i) the Board of Directors or
(ii) a committee designated by the Board of Directors, which committee shall be constituted in such a manner as to satisfy the legal requirements relating to the administration of stock and option plans, if any, of California corporate and securities laws and of the Internal Revenue Code of 1986 as amended (the "Code"). If permitted by Rule 16b-3, the Stock Plan may be administered by different bodies with respect to directors, non-director officers and employees who are neither officers nor directors and consultants who are not directors.

     The administrator of the Stock Plan has full power to select, from among the officers, employees, directors and consultants of the Company eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to any participants and to determine the specific terms of each grant, subject to the provisions of the Stock Plan. The interpretation and construction of any provision of the Stock Plan by the administrator is final and conclusive. Members of the Board of Directors receive no additional compensation for their services in connection with the administration of the Stock Plan.

     Eligibility. The Stock Plan provides that non-statutory stock options and stock rights may be granted to employees, including officers and directors, and consultants of the Company or any subsidiary of the Company. Directors of the Company who are not employees or consultants are not eligible to participate in the Stock Plan. Incentive stock options may be granted only to employees, including officers and directors, of the Company or any subsidiary of the Company. No employee can be granted options covering more than 500,000 shares under the Stock Plan in any fiscal year. In addition, there is a $100,000 limit on the total market value of shares subject to all incentive stock options which are granted by the Company or any parent or subsidiary of the Company to any employee which are exercisable for the first time in any one calendar year.

     Reserved Shares. 11,500,000 shares of Common Stock have been reserved for issuance under the Stock Plan and also subject to adjustment for future stock splits, stock dividends and similar events.

     Subject to the provisions of the Stock Plan, if any shares of Common Stock that have been optioned cease to be subject to an option, or if any shares of restricted stock or shares that are subject to any stock purchase right or incentive stock right granted under the Stock Plan are forfeited or any such award otherwise terminates without a payment being made to the participant in the form of Common Stock, such shares will again be available for distribution in connection with future awards or option grants under the Stock Plan.

     Stock Options. The Stock Plan permits the granting of nontransferable stock options that either qualify as incentive stock options under Section 422 of the Code ("Incentive Stock Options" or "ISOs") or do not so qualify ("Non-Statutory Stock Options" or "NSOs").

     The term of each option will be fixed by the administrator but may not exceed ten years from the date of grant in the case of ISOs, or five years from the date of grant in the case of ISOs granted to the owner of

Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary. The administrator will determine the time or times each option may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the administrator.

     The option exercise price for each share covered by an option (that is not an ISO) may not be less than 50% of the fair market value of a share of Common Stock on the date of grant of such option. The option exercise price of an ISO may not be less than 100% of the fair market value of a share of Common Stock on the date of grant. In the case of ISOs granted to the owner of Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary, the option exercise price for each share covered by such option may not be less than 110% of the fair market value of a share of Common Stock on the date of grant of such option. The administrator of the Stock Plan determines such fair market value. As long as the Common Stock of the Company is traded on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the fair market value of a share of Common Stock of the Company shall be the closing sales price for such stock (or the closing bid, if no sales were reported, as quoted on such system) for the last market trading date before the time of determination, as reported in the Wall Street Journal or such other source as is deemed reliable.

     The consideration to be paid for shares issued upon exercise of options granted under the Stock Plan, including the method of payment, will be determined by the administrator (and, in the case of ISOs, such determination shall be made at the time of grant) and may consist entirely of cash, check, promissory note or shares of Common Stock which, in the case of shares acquired upon exercise of an option, have been beneficially owned for at least six months or which were not acquired directly or indirectly from the Company, with a fair market value on the exercise date equal to the aggregate exercise price of the shares being purchased. The administrator may also authorize as payment the delivery of a properly executed notice and irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the exercise price or the delivery of an irrevocable subscription agreement for the shares which irrevocably obligates the optionee to take and pay for the shares not more than 12 months after delivery of the subscription agreement. The administrator may also authorize payments by any combination of the foregoing methods or by any other method permitted by applicable laws.

     Under the Stock Plan, in the event of termination of an optionee's employment or consulting relationship for any reason (other than death or permanent disability), an option may thereafter be exercised (to the extent it was exercisable at the date of such termination) for thirty days (or such other period as determined by the administrator not to exceed six months or three months in the case of an ISO). If the optionee's employment or consulting relationship is terminated as a result of the optionee's permanent disability, the option may be exercised for a period of six months after the date of termination. If an optionee's employment or consulting relationship is terminated by reason of the optionee's death, the unvested options held by such individual up to a maximum of 50,000 shares become fully exercisable and can be exercised by the optionee's estate or successor for six months following death. However, in no case can an option be exercised after the expiration of its term.

     The administrator of the Stock Plan may at any time offer to buy out an option previously granted for a payment in cash or shares of Common Stock of the Company, based on such terms and conditions as the administrator shall establish and communicate to the optionee at the time that such offer is made.

     All options granted under the Stock Plan shall be evidenced by a stock option agreement between the Company and the optionee to whom such option is granted. Each agreement shall contain in substance the terms and conditions described above.

     Incentive Stock Rights. The Stock Plan permits the grant of incentive stock rights comprised of incentive stock units. Each incentive stock unit is equivalent to one share of Common Stock. The recipient of an incentive stock unit is entitled to receive, without payment of cash to the Company, one share of Common Stock, or the cash equivalent of one share of Common Stock, in consideration for services performed for the Company or for its benefit, subject to the lapse of an incentive period as determined by the administrator of the Stock Plan in its discretion.

     Stock Appreciation Rights. The Stock Plan also permits the granting of nontransferable stock appreciation rights ("SARs"). SARs maybe granted in connection with all or any part of an option, either concurrently with the grant of the option or at any time during the term of the option. A SAR granted in connection with an option entitles the optionee to exercise the SAR by surrendering to the Company, unexercised, a portion of the related option. Upon exercise, the optionee shall receive in exchange from the Company an amount equal to the excess of the fair market value of the Common Stock covered by the surrendered portion of the related option on the date of exercise of the SAR over the exercise price of the Common Stock covered by the surrendered portion of the related option. However, at the time the SAR is granted, the administrator of the Stock Plan may place limits on the amount that may be paid upon exercise of a SAR, but such limits may not restrict the exercisability of the related option. When a SAR granted in connection with an option is exercised, the related option, to the extent surrendered, shall cease to be exercisable. A SAR granted in connection with an option is exercisable only when and to the extent that the related option is exercisable and expires no later than the date on which the related option expires. A SAR granted in connection with an option may only be exercised when the fair market value of the Common Stock covered by the related option exceeds the exercise price of the Common Stock covered by the related option.

     Stock Purchase Rights. The Stock Plan permits the granting of stock purchase rights to purchase Common Stock of the Company either alone, in addition to, or in tandem with other awards under the Stock Plan. Upon the granting of a stock purchase right under the Stock Plan, the offeree is advised in writing of the terms, conditions and restrictions related to the offer, including the number of shares of Common Stock that such person is entitled to purchase, the price to be paid (which price shall not be less than 50% of the fair market value of the shares as of the date of the offer) and the time within which such person must accept such offer (which in no event may exceed 30 days from the date the purchase right was granted). The offer shall be accepted by execution of a restricted stock purchase agreement between the Company and the offeree. Stock purchase rights granted to persons subject to Section 16 of the Securities Exchange Act of 1934 shall be subject to any restrictions necessary to comply with Rule 16b-3.

     Nontransferability of Options and Stock Rights. Options and stock rights granted pursuant to the Stock Plan are nontransferable by the participant, other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the participant, only by the participant.

     Withholding Under the Stock Plan. The administrator of the Stock Plan may also permit participants to satisfy their withholding tax obligations using Common Stock when appropriate.

     Acceleration of Options and Stock Rights. Subject to the Change in Control provisions described below, in the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option and stock right shall be assumed or substituted by an equivalent option or right by such successor corporation, unless the Board of Directors determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the participant will have the right to exercise the option or stock right as to all shares subject to such option or stock right, including shares as to which the option or stock right would not otherwise be exercisable. If the Board of Directors determines that options or stock rights shall be fully exercisable in lieu of assumption or substitution, the Company shall notify the participant that the option or stock right shall be fully exercisable for a period of 15 days from the date of such notice and the option or stock right will terminate upon the expiration of such period.

     Change in Control Provisions. The Stock Plan provides that, unless otherwise determined by the administrator before any Change in Control, in the event of a "Change in Control" of the Company (as defined below), (i) all outstanding stock options, SARs and other stock rights granted under the Stock Plan will become immediately vested and fully exercisable and (ii) the value of all outstanding options, SARs and other stock rights will be cashed out at the "Change in Control Price" (as defined below). A "Change in Control" means the occurrence of (i) the acquisition by a person or entity (other than the Company, one of its subsidiaries or a Company employee benefit plan or trustee thereof) of more than 50% of the combined voting power of the Company or (ii) the occurrence of a transaction requiring the approval of the shareholders and involving the sale of all or substantially all of the assets of the Company or a merger of the Company with or into another corporation.

     The "Change in Control Price" shall be, as determined by the Board of Directors, (i) the highest closing sale price of a share of Common Stock as reported by the NASDAQ System and as appearing in the Wall Street Journal at any time within 60 days preceding the date of determination of the Change in Control Price by the Board of Directors or (ii) the highest price paid or offered, as determined by the Board of Directors, in any bona fide transaction or bona fide offer related to the Change in Control of the Company at any time within such 60 day period.

     Adjustment Upon Changes in Capitalization. In the event any change, such as stock split or dividend, is made in the Company's capitalization which results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, an appropriate adjustment shall be made in the number of shares which have been reserved for issuance under the Stock Plan and the price per share covered by each outstanding option or stock right. In the event of the proposed dissolution or liquidation of the Company, all outstanding options and stock rights will terminate immediately before the consummation of such proposed action, unless otherwise provided by the Board of Directors. The Board of Directors may, in its discretion, make provision for accelerating the exercisability of shares subject to options or stock rights under the Stock Plan in such event.

AMENDMENT AND TERMINATION

     The Board of Directors may amend, alter, suspend or discontinue the Stock Plan at any time, but such amendment, alteration, suspension or discontinuation shall not adversely affect any incentive stock rights, stock options, stock appreciation rights or stock purchase rights then outstanding under the Stock Plan, without the participant's consent. To the extent necessary and desirable to comply with Rule 16b-3 or Section 422 of the Code (or any other applicable law or regulation), the Company will obtain shareholder approval of any amendment to the Stock Plan in such a manner and to such a degree as required. Subject to the specific terms of the Stock Plan, the administrator may accelerate any award or option or waive any conditions or restrictions pertaining to such award or option or shares of stock relating thereto at any time. The administrator may also substitute new stock options for previously granted stock options, including previously granted stock options having higher option prices, and may reduce the exercise price of any option to the then current fair market value if the fair market value of the Common Stock covered by such option shall have declined since the date the option was granted. The Stock Plan shall continue in effect for a term of ten years unless sooner terminated as described above.

FEDERAL INCOME TAX ASPECTS OF THE STOCK PLAN

     The following is a brief summary of the Federal income tax consequences of transactions under the Stock Plan. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant's death or provisions of the income tax laws of any municipality, state or foreign country in which an optionee may reside.

     Incentive Stock Options. An optionee who is granted an ISO will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of
(i) the fair market value of the shares at the date of the option exercise or
(ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply in the case of optionees who are subject to Section 16 of the Securities Exchange Act of 1934, as amended. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

     Non-Statutory Stock Options. All other options which do not qualify as ISOs are referred to as Non-Statutory Stock Options. An optionee will not recognize any taxable income at the time he is granted a Non-Statutory Stock Option. However, upon exercise of the option, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

     The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the Optionee with respect to shares acquired upon exercise of a Non-Statutory Stock Option.

     Different rules may apply in the case of optionees who are subject to
Section 16 of the Securities Exchange Act of 1934, as amended.

     Incentive Stock Rights. A recipient of incentive stock rights will generally incur ordinary income on the fair market value of the incentive stock rights at the time the incentive period lapses. Such income will, in the case of an employee, constitute wages for which withholding will be required. With respect to the sale of any shares distributed after the incentive period has lapsed, the holding period to determine whether the recipient has long-term or short-term capital gain or loss generally begins when the incentive period lapses and the tax basis for such shares will generally be based on the fair market value of such shares on such date. The Company generally will be entitled to a deduction equal to the amount that is taxable as ordinary income to the recipient in the year that such income is taxable.

     Dividends paid on incentive stock rights generally will be treated as compensation that is taxable as ordinary income to the recipient, and will be deductible by the Company.

     Different rules may apply in the case of recipients who are subject to
Section 16 of the Securities Exchange Act of 1934, as amended.

     Stock Appreciation Rights. No income will be realized by an optionee in connection with the grant of a SAR. When the SAR is exercised, the optionee will generally be required to include as taxable ordinary income in the year of exercise, an amount equal to the amount of cash received and the fair market value of any Common Stock received on the exercise. In the case of an optionee who is also an employee, any income realized upon exercise of a SAR will constitute wages for which withholding will be required. The Company will be entitled to a tax deduction in the same amount.

     Stock Purchase Rights. Stock purchase rights will generally be taxed in the same manner as Non-Statutory Stock Options. However, restricted stock is usually purchased upon exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. As a result, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when the stock ceases to be subject to substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to the Company's right to repurchase the stock upon the purchaser's termination of employment with the Company (i.e., as it "vests"). At such times, the purchaser will recognize the ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture. However, a purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, would be equal to the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period would commence on the purchase date. The ordinary income recognized by a purchaser who is an employee will be treated as wages and will be subject to tax withholding by the Company. Generally, the Company will be entitled to a tax deduction in the amount and at the time the purchaser recognizes ordinary income.

     Different rules may apply in the case of purchasers who are subject to
Section 16 of the Securities Exchange Act of 1934, as amended.

     Payments in Respect of a Change in Control. The Stock Plan authorizes the acceleration or payment of awards and related shares in the event of a Change in Control as defined in the Stock Plan. Such acceleration or payment may cause part or all of the consideration involved to be treated as a "parachute payment" under the Code, which may subject the recipient thereof to a 20% excise tax and which may not be deductible by the participant's employer.

837000-011

PROXY
                                 ADAPTEC, INC.

                      1995 ANNUAL MEETING OF SHAREHOLDERS

                                AUGUST 24, 1995

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned shareholder(s) of Adaptec, Inc., a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated July 14, 1995, and hereby appoints John G. Adler and F. Grant Saviers, and each of them, Proxies and Attorneys-in-Fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1995 Annual Meeting of Shareholders of Adaptec, Inc. to be held on August 24, 1995 at 9:30 a.m., local time, at the offices of the Company located at 500 Yosemite Drive, Milpitas, California, 95035 and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present on any of the following matters and with discretionary authority as to any and all other matters that may properly come before the meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED, OR IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR THE NOMINEES SET FORTH ON THIS PROXY AND FOR PROPOSALS 2 AND 3.

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)     See Reverse
                                                                        Side

- --------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

    MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTORS LISTED BELOW
                           AND FOR PROPOSALS 2 AND 3.

                                I plan to attend
                                  the meeting       / /




   1. ELECTION OF DIRECTORS:
 FOR all nominees                 WITHHOLD
listed to the right              AUTHORITY
   (except as                 to vote for all
   indicated).                nominees listed.

      / /                           / /

NOMINEES: John G. Adler; Laurence B. Boucher,
          Robert J. Loarie; B.J. Moore, W. Ferrell
          Sanders; F. Grant Saviers; and
          Phillip E. White

If you wish to withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:

- ----------------------------------------------------

2. PROPOSAL TO RATIFY AND APPROVE AN AMENDMENT TO THE 1990 STOCK PLAN TO AUTOMATICALLY INCREASE EACH YEAR THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE STOCK PLAN BY 4.25% OF THE COMMON STOCK THEN OUTSTANDING.


   FOR    AGAINST    ABSTAIN
   / /      / /        / /


3. PROPOSAL TO RATIFY THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 1996.

   FOR    AGAINST    ABSTAIN
   / /      / /        / /


This Proxy should be marked, dated, signed by the shareholder(s) exactly as his or her name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

Dated: ___________________________________________________, 1995

________________________________________________________________
                           Signature(s)

________________________________________________________________
                          Signature (s)



SHAREHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENVELOPE
      PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
- --------------------------------------------------------------------------------
                       FOLD AND DETACH HERE

                                [ADAPTEC, INC. LETTERHEAD]


To Shareholders of Adaptec:

         Over the past five years Adaptec's annualized total return to shareholders has exceeded 45%. As you know, employees are vital to a company's success. Adaptec's employees have been a primary factor behind the Company's strong operating history: 13 consecutive quarters of operating profit greater than 20% and 44 consecutive quarters of profitability. Over half of Adaptec's current employees receive stock options as a component of their compensation package. In order to retain and attract superior employees, Adaptec is committed to providing long-term incentive performance plans.

         As part of that effort, Adaptec is seeking shareholder approval of an amendment to its 1990 Stock Plan. If the amendment is approved, the number of shares reserved for issuance under the Stock Plan will increase automatically on an annual basis by 4.25% of the outstanding common stock of the Company, or approximately 2.5 million shares in the first year. Activation of this feature would occur at the beginning of each fiscal year, commencing April 1, 1995. Termination of this modification would occur at the end of the Stock Plan in the year 2000. A complete description of the amendment is contained in the Notice of Annual Meeting and Proxy Statement.

         Adaptec's goal is to continue to provide a competitive employee incentive compensation plan that is aligned with the interests of shareholders. To this end, the Company has demonstrated an unsurpassed level of responsibility in developing an incentive compensation plan that has been successful in rewarding, retaining and attracting key employees. As chairman of the board, one of my primary responsibilities is to ensure Adaptec's success for the benefit of its shareholders. I believe this modification of the Stock Plan to be a vital element in the Company's efforts to attract the resources needed to ensure its competitiveness and future growth. I therefore ask you to vote in favor of this proposal.

Sincerely,




John G. Adler
Chairman of the Board

                                   ADAPTEC, INC.

                                 1990 STOCK PLAN
                            (as amended May 17, 1994)


         1. Purposes of the Plan. The purposes of this Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants of the Company and its Subsidiaries and to promote the success of the Company's business. Options granted under the Plan may be incentive stock options (as defined under Section 422 of the Code) or non-statutory stock options, as determined by the Administrator at the time of grant of an option and subject to the applicable provisions of Section 422 of the Code, as amended, and the regulations promulgated thereunder. Stock appreciation rights ("SARs"), incentive stock rights, and stock purchase rights may also be granted under the Plan.

         2. Definitions. As used herein, the following definitions shall apply:

                 (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

                 (b) "Board" means the Board of Directors of the Company.

                 (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

                 (d) "Common Stock" means the Common Stock, $.001 par value, of the Company.

                 (e) "Company" means Adaptec, Inc., a California corporation.

                 (f) "Committee" means any Committee, if any, appointed by the Board in accordance with paragraph (a) of Section 4 of the Plan.

                 (g) "Consultant" means any person, including an advisor, who is engaged by the Company or any Parent or Subsidiary to render services and is compensated for such services, provided the term Consultant shall not include directors who are not compensated for their services or are paid only a director's fee by the Company.

                 (h) "Continuous Status as an Employee or Consultant" means the absence of any interruption or termination of the employment or consulting relationship by the Company or any Subsidiary. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Board, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company, its Subsidiaries or its successor.

                 (i) "Disability" means total and permanent disability, as defined in Section 22(e)(3) of the Code.

                 (j) "Employee" means any person, including officers and directors, employed by the Company or any Subsidiary. The payment of directors' fees by the Company shall not be sufficient to constitute "employment" by the Company.

                 (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                 (l) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                     (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Administrator deems reliable;

                     (ii) If the Common Stock is quoted on the NASDAQ System (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high and low asked prices for the Common Stock or on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Administrator deems reliable;

                     (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

                 (m) "Incentive Stock Option" means an Option that satisfies the provisions of Section 422 of the Code.

                 (n) "Incentive Stock Right" means an award under Section 7 below that is payable in cash or in shares of Common Stock upon such terms and conditions as the Administrator may deem appropriate.

                 (o) "Nonstatutory Stock Option" means an Option that is not an Incentive Stock Option.

                 (p) "Option" means an Option granted pursuant to the Plan.

                 (q) "Optioned Stock" means the Common Stock subject to an Option or Right.

                 (r) "Optionee" means an Employee or Consultant who receives an Option or Right.

                 (s) "Parent" corporation shall have the meaning defined in
Section 425(e) of the Code.

                 (t) "Plan" means this 1990 Stock Plan.

                 (u) "Restricted Stock" means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 9 below.

                 (v) "Right" means and includes Incentive Stock Rights, SARs and Stock Purchase Rights granted pursuant to the Plan.

                 (w) "SAR" means a stock appreciation right granted pursuant to
Section 8 below.

                 (x) "Share" means the Common Stock, as adjusted in accordance with Section 12 of the Plan.

                 (y) "Stock Purchase Right" means the right to purchase Common Stock pursuant to Section 9.

                 (z) "Subsidiary" corporation shall have the meaning defined in
Section 425(f) of the Code.

         In addition, the terms "Rule 16b-3" and "Applicable Laws," the term "Insiders," the term "Tax Date," and the terms "Change of Control" and "Change of Control Price," shall have the meanings set forth, respectively, in Sections 4, 8, 9 and 12 below.

         3. Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the total number of Shares reserved and available for distribution pursuant to awards made under the Plan shall be 11,500,000 Shares, increased each April 1, from and including April 1, 1995, by a number of Shares equal to 4.25% of the number of Shares outstanding as of the last Saturday of the March preceding each such April 1. The maximum number of Shares reserved and available for issuance pursuant to Incentive Stock Options is 11,500,000.

         Subject to Section 12 of the Plan, if any Shares that have been optioned under an Option cease to be subject to such Option (other than through exercise of the Option), or if any Option or Right granted hereunder is forfeited, or any such award otherwise terminates prior to the issuance of Common Stock to the participant, the Shares that were subject to such Option or Right shall again be available for distribution in connection with future Option or Right grants under the Plan. In addition, Shares that have been subject to Incentive Stock Rights settled for cash, and SARs exercised for cash, whether such SARs have been granted in connection with or independently of options, shall again be available for distribution under the Plan. Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not in any event be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, and the original purchaser of such Shares did not receive any benefits of ownership of such Shares, such Shares shall become available for future grant under the Plan. For purposes of the preceding sentence, voting rights shall not be considered a benefit of Share ownership."

         4.      Administration of the Plan.

                 (a)      Procedure.

                          (i) Administration With Respect to Directors and
Officers. With respect to grants of Options or Rights to Employees who are also officers or directors of the Company, the Plan shall be administered by (A) the Board if the Board may administer the Plan in compliance with Rule 16b-3 promulgated under the Exchange Act or any successor rule ("Rule 16b-3") with respect to a plan intended to qualify thereunder as a discretionary plan, or (B) a Committee designated by the Board to administer the Plan, which Committee shall be constituted in such a manner as to permit the Plan to comply with Rule 16b-3 with respect to a plan intended to qualify thereunder as a discretionary plan. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Rule 16b-3 with respect to a plan intended to qualify thereunder as a discretionary plan.

                     (ii) Administration With Respect to Consultants and Other Employees. With respect to grants of Options or Rights to Employees or Consultants who are neither directors nor officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the legal requirements relating to the administration of incentive stock option plans, if any, of California corporate and securities laws and of the Code (the "Applicable Laws"). Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws.

                     (iii) Multiple Administrative Bodies. If permitted by Rule 16b-3, the Plan may be administered by different bodies with respect to directors, non-director officers and Employees who are neither directors nor officers and Consultants who are not directors.

                 (b) Powers of the Administrator. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

                     (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(l) of the Plan;

                     (ii) to select the officers, Consultants and Employees to whom Options and Rights may from time to time be granted hereunder;

                     (iii) to determine whether and to what extent Options and Rights or any combination thereof, are granted hereunder;

                     (iv) to determine the number of shares of Common Stock to be covered by each such award granted hereunder;

                     (v) to approve forms of agreement for use under the Plan;

                     (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Option or other award and/or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator shall determine, in its sole discretion);

                     (vii) to determine whether and under what circumstances an Option may be settled in cash under subsection 8(a)(vii) instead of Common Stock;

                     (viii) to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount (if any) of any deemed earnings on any deferred amount during any deferral period);

                     (ix) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted; and

                     (x) to determine the terms and restrictions applicable to Options and Rights and any Restricted Stock acquired pursuant to Rights.

                 (c) Effect of Committee's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding.

         5. Eligibility. Nonstatutory Stock Options and Rights may be granted only to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee who has been granted an Option or Right may, if he or she is otherwise eligible, be granted an additional Options or Rights. Each Option shall be evidenced by a written Option agreement, which shall expressly identify the Options as Incentive Stock Options or as Nonstatutory Stock Options, and which shall be in such form and contain such provisions as the Administrator shall from time to time deem appropriate. Without limiting the foregoing, the Administrator may, at any time, or from time to time, authorize the Company, with the consent of the respective recipients, to issue Options in exchange for the surrender and cancellation of any or all outstanding Options, other options, or Rights.

         Neither the Plan nor any Option or Right agreement shall confer upon any Optionee any right with respect to continuation of employment by the Company, nor shall it interfere in any way with the Optionee's right or the Company's right to terminate the Optionee's employment at any time.

         6. Term of Plan. Subject to Section 18 of the Plan, the Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 18. It shall continue in effect for a term of ten (10) years unless sooner terminated under
Section 14 of the Plan.

         7.      Incentive Stock Rights.

                 (a) Procedure. The Administrator, in its discretion, may grant to eligible participants Incentive Stock Rights composed of incentive stock units. Incentive Stock Rights shall be evidenced by Incentive Stock Right agreements in such form and not inconsistent with the Plan as the Administrator shall approve from time to time, which agreements shall contain in substance the following terms and conditions:

                     (i) Incentive Stock Units. An Incentive Stock Right agreement shall specify the number of incentive stock units to which it pertains. Each incentive stock unit shall be equivalent to one Share, and shall entitle the holder to receive, without payment of cash to the Company, one Share or, in the discretion of the Administrator, the cash equivalent of one Share, in consideration for services performed for the Company or for its benefit by the person receiving the Right subject to the lapse of the incentive periods (hereinafter defined). An incentive stock unit that becomes payable may be paid currently or on a deferred basis with such interest or earnings equivalent as may be determined by the Administrator.

                     (ii) Incentive Period. The holder of Incentive Stock Rights shall be entitled to receive Shares only after the lapse of such incentive periods, and in such manner, as shall be fixed by the Administrator at the time of grant of Incentive Stock Rights. (Such period or periods so fixed is or are herein referred to as the "incentive period".) To the extent the holder of Incentive Stock Rights receives Shares on the lapse of the incentive period, an equivalent number of incentive stock units subject to such Rights shall be deemed to have been discharged.

                     (iii) Termination of Status as Employee or Consultant by Reason of Death or Disability. In the event that the employment or consulting relationship of any person to whom Incentive Stock Rights have been issued under the Plan terminates as a result of death or Disability, the incentive period established pursuant to subsection 7(a)(ii) during which such termination occurs shall lapse as to the incentive stock units that are covered by such Incentive Stock Rights and that otherwise would have become payable at the end of such incentive period. Incentive stock units covered by Incentive Stock Rights of such person that are not payable prior to such termination and that do not become payable under this paragraph shall terminate.

                     (iv) Termination of Status as Employee or Consultant for any Other Reason. In the event that any person to whom Incentive Stock Rights have been issued under the Plan terminates his or her employment or consulting relationship (as the case may be) for any reason (including dismissal by the Company with or without cause), other than death or Disability, such Rights as to which the incentive period has not lapsed shall terminate on termination of employment or consulting relationship (as the case may be).

                     (v) Issuance of Shares. With respect to Incentive Stock Rights payable in Shares, upon the lapse of an incentive period, the Company shall deliver to the person entitled to receive the shares a certificate or certificates for a number of Shares equal to the number of incentive stock units as to which an incentive period has lapsed.

                 (b) Dividend Equivalents. The holder of an Incentive Stock Right shall be entitled to receive from the Company cash payments at the same time and in the same amounts that the holder of record of a number of Shares equal to the number of incentive stock units covered by such Right would be entitled to receive as dividends on such Shares. Such right to cash payment on an incentive stock unit shall apply to all dividends the record date for which occurs at any time during the period commencing on the date the Incentive Stock Right is granted and ending on the date that the holder of such Right becomes a shareholder of record with respect to such Right as a result of the lapse of an incentive period or the date the Incentive Stock Right otherwise terminates, whichever occurs first.

         8.      Options and SARs.

                 (a) Options. The Administrator, in its discretion, may grant Options to eligible participants and shall determine whether such Options shall be Incentive Stock Options or Nonstatutory Stock Options. Each Option shall be evidenced by a written Option agreement which shall expressly identify the Options as Incentive Stock Options or as Nonstatutory Stock Options, and be in such form and contain such provisions as the Administrator shall from time to time deem appropriate. Without limiting the foregoing, the

Administrator may, at any time, or from time to time, authorize the Company, with the consent of the respective recipients, to issue Options or Options in exchange for the surrender and cancellation of any or all outstanding Options or Rights. Option agreements shall contain the following terms and conditions:

                     (i) Option Price; Number of Shares. The per Share exercise price for the Shares issuable pursuant to an Option shall be such price as is determined by the Administrator, but shall in no event be less than 50% of the Fair Market Value of Common Stock, determined as of the date of grant of the Option. In the event that the Administrator shall reduce the exercise price, the exercise price shall be no less than 50% of the Fair Market Value as of the date of that reduction.

                     The Option agreement shall specify the number of Shares to which it pertains.

                     (ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will determine the terms and conditions to be satisfied before Shares may be purchased, including the dates on which Shares subject to the Option may first be purchased. The Administrator may specify that an Option may not be exercised until the completion of the service period specified at the time of grant. (Any such period is referred to herein as the "waiting period.") At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised, which shall not be less than the waiting period, if any, nor, in the case of an Incentive Stock Option, more than ten (10) years, from the date of grant.

                     (iii) Form of Payment. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of
(1) cash, (2) check, (3) promissory note, (4) other Shares which (x) in the case of Shares acquired upon exercise of an Option either have been owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (5) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price, (6) delivery of an irrevocable subscription agreement for the Shares which irrevocably obligates the Optionee to take and pay for the Shares not more than twelve months after the date of delivery of the subscription agreement, (7) any combination of the foregoing methods of payment, or (8) such other consideration and method of payment for the issuance of Shares to the extent permitted under Applicable Laws.

                     (iv) Special Incentive Stock Option Provisions. In addition to the foregoing, Options granted under the Plan which are intended to be Incentive Stock Options under Section 422 of the Code shall be subject to the following terms and conditions:

                          (1) Exercise Price. The per share exercise price of an
Incentive Stock Option shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                          (2) Dollar Limitation. To the extent that the
aggregate Fair Market Value of (i) the Shares with respect to which Options designated as Incentive Stock Options plus (ii) the shares of stock of the Company, Parent and any Subsidiary with respect to which other incentive stock options are exercisable for the first time by an Optionee during any calendar year under all plans of the Company and any Parent and Subsidiary exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of the preceding sentence, (i) Options shall be taken into account in the order in which they were granted, and (ii) the Fair Market Value of the Shares shall be determined as of the time the Option or other incentive stock option is granted.

                          (3) 10% Shareholder. If any Optionee to whom an
Incentive Stock Option is to be granted pursuant to the provisions of the Plan is, on the date of grant, the owner of Common Stock (as determined under Section 425(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, then the following special provisions shall be applicable to the Option granted to such individual:

                              (A) The per Share Option price of Shares subject
to such Incentive Stock Option shall not be less than 110% of the Fair Market Value of Common Stock on the date of grant; and

                              (B) The Option shall not have a term in excess of
five (5) years from the date of grant.

Except as modified by the preceding provisions of this subsection 8(a)(v) and except as otherwise limited by Section 422 of the Code, all of the provisions of the Plan shall be applicable to the Incentive Stock Options granted hereunder.

                     (v) Other Provisions. Each Option granted under the Plan may contain such other terms, provisions, and conditions not inconsistent with the Plan as may be determined by the Administrator.

                     (vi) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

                 (b) SARs.

                     (i) In Connection with Options. At the sole discretion of the Administrator, SARs may be granted in connection with all or any part of an Option, either concurrently with the grant of the Option or at any time thereafter during the term of the Option. The following provisions apply to SARs that are granted in connection with Options:

                         (1) The SAR shall entitle the Optionee to exercise the
SAR by surrendering to the Company unexercised a portion of the related Option. The Optionee shall receive in exchange from the Company an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the SAR of the Common Stock covered by the surrendered portion of the related Option over (y) the exercise price of the Common Stock covered by the surrendered portion of the related Option. Notwithstanding the foregoing, the Administrator may place limits on the amount that may be paid upon exercise of an SAR; provided, however, that such limit shall not restrict the exercisability of the related Option.

                         (2) When an SAR is exercised, the related Option, to
the extent surrendered, shall cease to be exercisable.

                         (3) An SAR shall be exercisable only when and to the
extent that the related Option is exercisable and shall expire no later than the date on which the related Option expires.

                         (4) An SAR may only be exercised at a time when the
Fair Market Value of the Common Stock covered by the related Option exceeds the exercise price of the Common Stock covered by the related Option.

                     (ii) Independent of Options. At the sole discretion of the Administrator, SARs may be granted without related Options. The following provisions apply to SARs that are not granted in connection with Options:

                          (1) The SAR shall entitle the Optionee, by exercising
the SAR, to receive from the Company an amount equal to the excess of (x) the Fair Market Value of the Common Stock covered by exercised portion of the SAR, as of the date of such exercise, over (y) the Fair Market Value of the Common Stock covered by the exercised portion of the SAR, as of the last market trading date prior to the date on which the SAR was granted; provided, however, that the Administrator may place limits on the aggregate amount that may be paid upon exercise of an SAR or SARs.

                          (2) SARs shall be exercisable, in whole or in part, at
such times as the Administrator shall specify in the Optionee's SAR agreement.

                     (iii) Form of Payment. The Company's obligation arising upon the exercise of an SAR may be paid in Common Stock or in cash, or in any combination of Common Stock and cash, as the Administrator, in its sole discretion, may determine. Shares issued upon the exercise of an SAR shall be valued at their Fair Market Value as of the date of exercise.

                     (iv) Section 16 Restrictions. SARs granted to persons who are subject to Section 16 of the Exchange Act ("Insiders") shall be subject to any additional restrictions applicable to SARs granted to such persons in compliance with Rule 16b-3. An Insider may only exercise an SAR during such time or times as are permitted by Rule 16b-3.

                 (c) Method of Exercise.

                     (i) Procedure for Exercise; Rights as a Shareholder. Any Option or SAR granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator and as shall be permissible under the terms of the Plan.

                     An Option may not be exercised for a fraction of a Share.

                     An Option or SAR shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option or SAR by the person entitled to exercise the Option or SAR and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator (and, in the case of an Incentive Stock Option, determined at the time of grant) and permitted by the Option Agreement consist of any consideration and method of payment allowable under subsection 8(a)(iii) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the

Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 12 of the Plan.

                     Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter shall be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised. Exercise of an SAR in any manner shall, to the extent the SAR is exercised, result in a decrease in the number of Shares which thereafter shall be available for purposes of the Plan, and the SAR shall cease to be exercisable to the extent it has been exercised.

                     (ii) Rule 16b-3. Options and SARs granted to Insiders must comply with the applicable provisions of Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

                     (iii) Termination of Employment. Upon termination of an Optionee's Continuous Status as an Employee or Consultant (other than upon the Optionee's death), the Optionee may, but only within thirty (30) days (or such other period of time not exceeding six (6) months (three (3) months in the case of an Incentive Stock Option) as is determined by the Administrator at the time of grant) after the date of such termination, exercise his or her Option or SAR to the extent that it was exercisable at the date of such termination.

                     (iv) Disability of Optionee. In the event of termination of an Optionee's Continuous Status as an Employee or Consultant as a result of the Optionee's Disability, the Optionee may, but only within six (6) months from the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent that the Optionee was entitled to exercise it at the date of such termination.

                     (v) Death of Optionee. In the event of the death of an Optionee, Options and SARs granted hereunder to such Optionee shall become vested and exercisable, in addition to Shares as to which such Options and SARs would otherwise be vested and exercisable, for the lesser of the full number of Shares covered by the Options and SARs or an aggregate of 50,000 Shares. Each Option and SAR held by the Optionee at the time of death may be exercised at any time within six (6) months following the date of death by the Optionee's estate or by a person who acquired the right to exercise the Option or SAR by bequest or inheritance. In no event shall an Option or SAR be exercised later than the expiration of the term of the Option or SAR, as set forth in the Option or SAR agreement.

                 (d) Option and SAR Limitation. The following limitation shall apply to grants of Options and SARs under the Plan:

                     (i) No Employee shall be granted, in any fiscal year of the Company, Options and SARs under the Plan to purchase more than 500,000 Shares.

                     (ii) The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 12(a).

                     (iii) If an Option or SAR is cancelled (other than in connection with a transaction described in Section 12), the cancelled Option or SAR shall be counted against the limits set forth in Section 8(d)(i). For this purpose, if the exercise price of an Option or SAR is reduced, the transaction will be treated as a cancellation of the Option or SAR and the grant of a new Option or SAR.

         9.      Stock Purchase Rights.

                 (a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid (which price shall not be less than 50% of the Fair Market Value of the Shares as of the date of the offer), and the time within which such person must accept such offer, which shall in no event exceed thirty (30) days from the date upon which the Administrator made the determination to grant the Stock Purchase Right. The offer shall be accepted by execution of a Restricted Stock purchase agreement in the form determined by the Administrator. Shares purchased pursuant to the grant of a Stock Purchase Right shall be referred to herein as "Restricted Stock."

                 (b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Administrator may determine.

                 (c) Other Provisions. The Restricted Stock purchase agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock purchase agreements need not be the same with respect to each purchaser.

                 (d) Section 16 Restrictions. Stock Purchase Rights granted to Insiders, and Shares purchased by Insiders in connection with Stock Purchase Rights, shall be subject to any restrictions applicable thereto in compliance with Rule 16b-3. An Insider may only purchase Shares pursuant to the grant of a Stock Purchase Right, and may only sell Shares purchased pursuant to the grant of a Stock Purchase Right, during such time or times as are permitted by Rule 16b-3.

                 (e) Rights as a Shareholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 12 of the Plan.

         10. Stock Withholding to Satisfy Withholding Tax Obligations. At the discretion of the Administrator, Optionees may satisfy withholding obligations as provided in this Section 10. When an Optionee incurs tax liability in connection with the an Option or Right, which tax liability is subject to tax withholding under applicable tax laws, and the Optionee is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Optionee may satisfy the withholding tax obligation by electing to have the Company withhold from the Shares to be issued upon exercise of the Option, or the Shares to be issued in connection with the Right, if any, that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date").

         All elections by an Optionee to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

                 (a) the election must be made on or prior to the applicable Tax Date;

                 (b) once made, the election shall be irrevocable as to the particular Shares of the Option or Right as to which the election is made;

                 (c) all elections shall be subject to the consent or disapproval of the Administrator;

                 (d) if the Optionee is an Insider, the election must comply with the applicable provisions of Rule 16b-3 and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

         In the event the election to have Shares withheld is made by an Optionee and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Optionee shall receive the full number of Shares with respect to which the Option or Right is exercised but such Optionee shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

         11. Non-Transferability of Options. Options and Rights may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

         12. Adjustments Upon Changes in Capitalization or Merger.

             (a) Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option and Right, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options or Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Right, as well as the price per Share covered by each such outstanding Option or Right, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the aggregate number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of Shares of stock of any class, or securities convertible into Shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option or Right.

                 In the event of the proposed dissolution or liquidation of the Company, all outstanding Options and Rights will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option or Right shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his Option or Right as to all or any part of the Optioned Stock or Right, including Shares as to which the Option or Right, would not otherwise be exercisable.

                 Subject to the provisions of paragraph (b) hereof, in the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding Option and Right shall be assumed or an equivalent option or Right shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Optionee shall have the right to exercise the Option or Right as to all of the Optioned Stock, including Shares as to which the Option or Right would not otherwise be exercisable. If the Board makes an Option or Right fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Company shall notify the Optionee that the Option or Right shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Right will terminate upon the expiration of such period. For purposes of this paragraph, an Option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the Option confers the right to purchase, for each Share of Optioned Stock subject to the Option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each Share held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders if a majority of the outstanding Shares); provided, however, that if such consideration received in the sale of assets or merger was not solely Common Stock of the successor corporation or its parent, the

Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the Option or Right to be solely Common Stock of the successor corporation or its parent equal in Fair Market Value to the per share consideration received by holders of Common Stock in the sale of assets or merger.

                 (b) In the event of a "Change in Control" of the Company, as defined in paragraph (c) below, unless otherwise determined by the Board prior to the occurrence of such Change in Control, the following acceleration and valuation provisions shall apply:

                          (1) Any Options and Rights outstanding as of the date such Change in Control is determined to have occurred that are not yet exercisable and vested on such date shall become fully exercisable and vested; and

                          (2) The value of all outstanding Options and Rights shall, unless otherwise determined by the Board at or after grant, be cashed out at the Change in Control Price. The cash out proceeds shall be paid to the Optionee or, in the event of death of an Optionee prior to payment, to the estate of the Optionee or to a person who acquired the right to exercise the Option or Right by bequest or inheritance.

                 (c) Definition of "Change in Control". For purposes of this
Section 12, a "Change in Control" means the happening of any of the following:

                          (i) When any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or

                     (ii) The occurrence of a transaction requiring shareholder approval, and involving the sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation.

                 (d) Change in Control Price. For purposes of this Section 12, "Change in Control Price" shall be, as determined by the Board, (i) the highest closing sale price of a Share of Common Stock as reported by the NASDAQ System and as appearing in the Wall Street Journal (or, in the event the Common Stock is listed on a stock exchange, the highest closing price on such exchange as reported on the Composite Transaction Reporting System), at any time within the 60 day period immediately preceding the date of determination of the Change in Control Price by the Board (the "60-Day Period"), or (ii) the highest price paid or offered, as determined by the Board, in any bona fide transaction or bona fide offer related to the Change in Control of the Company, at any time within the 60-Day Period.

         13. Time of Granting Options and Rights. The date of grant of an Option or Right shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or Right. Notice of the determination shall be given to each Employee or Consultant to whom an Option or Right is so granted within a reasonable time after the date of such grant.

         14. Amendment and Termination of the Plan.

             (a) Amendment and Termination. The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or under Section 422 of the Code (or any other applicable law or regulation), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

             (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options or Rights already granted and such Options and Rights shall remain in full force and effect as if this Plan had not been amended or terminated.

         15. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an Option or Right unless the exercise of such Option or Right and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

             As a condition to the exercise of an Option or the issuance of Shares on exercise of an Option or Right, the Company may require the person exercising such Option or Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

         16. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

             Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the non-issuance or sale of such Shares as to which such requisite authority shall not have been obtained.

         17. Agreements. Options and Rights shall be evidenced by written agreements in such form as the Board shall approve from time to time.

         18. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted as provided in Section 6. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law.


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